UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2020

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 20, 2020, Avangrid, Inc. (the “Corporation”) issued a press release announcing its financial results for the nine-month period ended September 30, 2020. A copy of the Corporation’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with its regular review and assessment of the effectiveness of the Corporation’s compliance and ethics program, on October 15, 2020, the Board of Directors of the Corporation (the “Board”), upon the recommendation of the Audit and Compliance Committee of the Board, approved an amended and restated Code of Business Conduct and Ethics. The amended and restated Code of Business Conduct and Ethics maintains the essential principles and standards contained in the prior code and includes additional guidance on the Corporation’s relationship with customers and articulates the Corporation’s commitment to adhering to international human rights principles. The amended and restated Code of Business Conduct and Ethics does not result in any waiver to any officer, director or employee of the Corporation, explicit or implicit, from any provision of the Code of Business Conduct and Ethics as in effect prior to the Board’s action to amend and restate the Code of Business Conduct and Ethics. The amended and restated Code of Business Conduct and Ethics is applicable to all directors, officers, and employees of the Corporation and its subsidiaries and affiliates, including but not limited to the Corporation’s principal executive officer, principal financial officer, principal accounting officer, and controller.

The amended and restated Code of Business Conduct and Ethics is available in the Corporate Governance section of the Corporation’s website at www.avangrid.com. The foregoing summary of the amended and restated Code of Business Conduct and Ethics is subject to and qualified in its entirety by reference to the full text of the amended and restated Code of Business Conduct and Ethics.

Item 7.01	Regulation FD Disclosure.

The Corporation will conduct an audio-only financial presentation on Wednesday, October 21, 2020, beginning at 10:00 a.m. Eastern Time. The Corporation’s executive management will present an overview of the financial results followed by a question and answer session. Interested parties, including analysts, investors and the media, are able to listen live via the internet by logging onto the investor relations section of the Corporation’s website at http://www.avangrid.com. A copy of the Corporation’s presentation is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Pursuant to General Instruction B.2 of Form 8-K and SEC Release No. 33-8176, the information contained in Item 2.02 and 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The presentation contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 20, 2020

99.2	Third Quarter 2020 Earnings Presentation

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Douglas Stuver
Name:	Douglas Stuver
Title:	Senior Vice President – Chief Financial Officer

Dated: October 20, 2020

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